UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

J. C. Penney Company, Inc. (the “Company”) issued a press release on November 7, 2013 that includes certain preliminary information regarding the Company’s results of operations for the quarterly period ended November 2, 2013.  This information is attached as Exhibit 99.1.

Item 8.01	Other Events.

Investors and others should note that we currently announce material information using SEC filings, press releases, public conference calls and webcasts.  In the future, we will continue to use these channels to distribute material information about the Company and may also utilize our website and/or various social media to communicate important information about the Company, key personnel, new brands and services, trends, new marketing campaigns, corporate initiatives and other matters.  Information that we post on our website or on social media channels could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website as well as the following social media channels:

Facebook (https://www.facebook.com/jcp)

Twitter (https://twitter.com/jcpnews)

Any updates to the list of social media channels we may use to communicate material information will be posted on the Investor Relations page of the Company’s website at www.jcp.com.  The information on or accessible through our website and social media channels is not incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1 J. C. Penney Company, Inc. News Release issued November 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Kenneth Hannah
      Kenneth Hannah
Executive Vice President and
Chief Financial Officer

Date: November 7, 2013

EXHIBIT INDEX

Exhibit Number                              Description

99.1                                   J. C. Penney Company, Inc. News Release issued November 7, 2013